Contact: Richard Barber

Insightful Corporation

206-283-8802

investor@insightful.com

INSIGHTFUL ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER 2004

Reports Profit and Revenue Growth

SEATTLE -- November 1, 2004-- Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced operating results for the third quarter of 2004.

Insightful reported revenues of $4.8 million for the third quarter of 2004, an increase of 7% over second quarter 2004 revenues of $4.5 million and an increase of 18% over third quarter 2003 revenues of $4.0 million. Insightful reported net income of $0.6 million or $0.05 per share for the third quarter of 2004, as compared to net income of $0.3 million or $0.02 per share in the second quarter of 2004, and as compared to a net loss of $(1.0) million or $(0.09) per share for the third quarter of 2003.

"We are pleased with our third quarter results," said Jeff Coombs, president and CEO of Insightful. "Our increased profitability was driven by higher software license revenues which resulted from successful efforts to close deals in our pipeline."

"Compared to the third quarter of 2003, our data analysis business achieved revenue growth across North America and Europe, in both license sales and professional services," continued Coombs. "We saw growth in sales of desktop S-PLUS® -- aimed at individual statisticians--but we also growth in sales of our high-end S-PLUS Server products, which are designed for wider deployment to non-statisticians."

"Increased sales in our financial services vertical market were led by record sales of our FinMetrics and NuOpt modules," Coombs said.

Domestic Data Analysis

Total Data Analysis revenues, including software licenses, maintenance and professional services and other were $4.5 million in the third quarter of 2004, as compared to $4.3 million in the second quarter of 2004, and to $3.9 million in the third quarter of 2003.

Text Analysis

Total text analysis revenues were $280,000 in the third quarter of 2004, as compared to $148,000 in the second quarter of 2004, and to $138,000 in the third quarter of 2003.

Quarterly Highlights:
  Third quarter 2004 software license revenues were $2.2 million, as compared to $1.9 million in the second quarter of 2004 and in the third quarter of 2003.
  Third quarter 2004 professional services and other revenue was $1.0 million, as compared to $1.0 million in the second quarter of 2004, and to $0.6 million in the third quarter of 2003.
  Total international data analysis revenues were $1.542 million in the third quarter of 2004, as compared to $1.559 million in the second quarter of 2004, and to $1.2 million in the third quarter of 2003.
  Total domestic data analysis revenues were $2.9 million in the third quarter of 2004, as compared to $2.8 million in the second quarter of 2004, and to $2.7 million in the third quarter of 2003.
  Funded research, which is an offset to research and development expense in the company's income statement, decreased to $0.7 million in the third quarter of 2004, as compared to $0.8 million in second quarter of 2004, and to $1.2 million in the third quarter of 2003.
  During the third quarter the company closed two significant text analysis transactions each- valued at approximately $400,000. One was a software license subscription with a new U.S. defense intelligence customer and the other a professional services contract to an existing defense intelligence customer. Most of the revenue related to these transactions will be recognized in future quarters.
  Insightful was named one of Washington State's fastest growing technology companies in Deloitte's Technology Fast 50 Program for the third consecutive year.
  Insightful was named a 2004 DM Review 100 award winner for the fifth consecutive year.  This annual award recognizes the top 100 companies serving the business intelligence community.

Forward Looking Guidance

For the fourth quarter of 2004, the company expects flat to modestly higher revenues when compared to the fourth quarter of 2003. Beginning with the fourth quarter of 2004, the company expects to see increases in operating expenses as it sets the foundation for future growth.

ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, S-PLUS Server, Insightful Miner™, and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

The company has been delivering industry-leading, high-ROI solutions for 17 years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	Three Months Ended
	September 30,	September 30,
	2004	2003
Revenues:
Software licenses	$ 2,164	$ 1,855
Software maintenance	1,626	1,627
Professional services and other	979	555
Total revenues	4,769	4,037
Cost of Revenues:
Software related	390	527
Professional services and other	526	511
Total cost of revenues	916	1,038
Gross profit	3,853	2,999
Operating Expenses:
Sales and marketing	1,678	1,671
Research and development	1,342	1,646
Less--Funded research	(650)	(1,180)
Research and development, net	692	466
General and administrative
General and administrative	961	986
Restructuring Charges	-	911
Total operating expenses	3,331	4,034
Income (loss) from operations	522	(1,035)
Other income (expense), net	90	61
Income (loss) before income taxes	612	(974)
Income tax expense	(3)	(16)
Income (loss) from continuing operations	609	(990)
Loss from Discontinued Operations, net of tax	-	-
Net income (loss)	$ 609	$ (990)

Basic and diluted net income (loss) per share - continuing operations	$ 0.05	$ (0.09)
Basic and diluted loss per share - discontinued operations	$ -
Basic and diluted net income (loss) per share	$ 0.05	$ (0.09)
Weighted Average Number of Common Shares Outstanding:	12,312	11,404
- Basic
- Diluted	12,572	11,404

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2004	2003
	(Unaudited)

ASSETS
Current Assets:

Cash and cash equivalents	$ 8,568	$ 7,139

Accounts receivable, net	3,468	3,210

Other receivables	448	726

Prepaid expenses and other current assets	478	422

Total current assets	12,962	11,497

Property and Equipment, net	540	984

Purchased Technology, net	1,373	-

Goodwill and Other Intangibles, net	800	800

Other Assets	60	175

	$ 15,735	$ 13,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

Current portion of long-term debt	$ 129	$ 129

Accounts payable	1,219	914

Accrued expenses and other current liabilities	1,911	2,762

Deferred revenue	5,558	5,633

Total current liabilities	8,817	9,438

Long-term debt, less current portion	64	161

Commitments and contingencies

Stockholders' Equity:

Preferred stock, $0.01 par value--
Authorized--1,000,000 shares
Issued and outstanding--none	--	--

Common stock, $0.01 par value--
Authorized--20,000,000 shares
Issued and outstanding--12,319,525 and 11,474,444 shares at September 30, 2004 and December 31, 2003, respectively	123	115

Additional paid-in capital	36,177	34,319

Accumulated deficit	(29,320)	(30,454)

Cumulative translation adjustment	(126)	(123)

Total stockholders' equity	6,854	3,857

	$ 15,735	$ 13,456

# # #

NOTE TO INVESTORS: FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about recognition of text analysis revenue over future quarters, statements about past trends of growth and profitability, and statements about our expected financial results for the year ending December 31, 2004. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to, the risks associated with deferred revenues and the undelivered elements of our contracts, the risk that we may not achieve revenue growth or profitability in accordance with historical trends or in accordance with our own expectations, and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our most recent periodic report for on form 10-Q. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.